Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-4) and related prospectus of AT&T Inc. (AT&T) and to the incorporation by reference therein of our reports dated February 16, 2006, with respect to the consolidated financial statements of AT&T, AT&T management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of AT&T, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference therein of our report dated February 27, 2006 with respect to the financial statement schedules of AT&T for the years ended December 31, 2005, 2004, and 2003 included in the Annual Report (Form 10-K), filed with the Securities and Exchange Commission.

By:	/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

San Antonio, Texas
March 28, 2006